Exhibit 16.1

May 9, 2019 U.S.

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: Premier Exhibitions, Inc.

SEC File No. 000-24452

On May 3, 2019, our appointment as auditor for Premier Exhibitions, Inc. ceased. We have read Premier Exhibitions, Inc.’s statements included under Item 4.01 of its Form 8-K dated May 9, 2019 and agree with such statements, insofar as they apply to us.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Very truly yours,

CHERRY BEKAERT LLP